Exhibit 99.1

FOR IMMEDIATE RELEASE	Misty Albrecht
January 25, 2022	b1BANK
225.286.7879
Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR FISCAL YEAR 2021 AND Q4 2021

Baton Rouge, La. (January 25, 2022) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, Baton Rouge, Louisiana, today announced its unaudited results for the year ended December 31, 2021, including net income of $52.1 million, or $2.53 per diluted share, an increase of $22.1 million and $0.89, respectively, from the prior year ended December 31, 2020. The increase was largely impacted by a $9.2 million pre-tax gain on sale of Small Business Administration (SBA) Paycheck Protection Program (PPP) loans during the second quarter of 2021 and pre-tax net interest income of $8.2 million realized in 2021 related to SBA PPP loans. On a non-GAAP basis, core net income for the year ended December 31, 2021, which excludes certain income and expenses, was $53.9 million, or $2.61 per diluted share, increases of $16.5 million and $0.56, respectively, from prior year ended December 31, 2020.

For the quarter ended December 31, 2021, Business First reported net income of $12.1 million, or $0.59 per diluted share, increases of $1.8 million and $0.09, respectively, from the quarter ended September 30, 2021. On a non-GAAP basis, core net income for the quarter ended December 31, 2021, which excludes certain income and expenses, was $11.7 million, or $0.57 per diluted share, an increase of $0.8 million and $0.04, respectively, from the quarter ended September 30, 2021.

“Given all that has occurred over the past few years in our company and across the country the fourth quarter of 2021 was the most “normal” quarter we’ve had in some time,” said Jude Melville, president and CEO. “We are adding clarity and visibility to our story: an entrepreneurial company steadily building core profitability, adding employees, clients and product capability, and diversifying risk across an expanding footprint. We enter 2022 eager to close our pending merger with Texas Citizens Bank in Houston, continue building upon our foundational investment in Dallas-Fort Worth and grow our market share across Louisiana.”

On January 24, 2022, Business First’s board of directors declared a quarterly dividend based upon financial performance for the fourth quarter in the amount of $0.12 per share, same as the prior quarter, to the common shareholders of record as of February 15, 2022. The dividend will be paid on February 28, 2022, or as soon thereafter as practicable.

Quarterly Highlights

●

Loan Growth. Total loans held for investment at December 31, 2021, were $3.2 billion, an increase of $123.4 million compared to September 30, 2021, or 4.02% for the quarter and 16.10% annualized. Excluding the decrease in SBA PPP loans, total loans held for investment increased from the quarter ended September 30, 2021, by 4.18%, or 16.71% annualized. Loan growth in Dallas, Tx. (28.6%), greater New Orleans (63.4%), and the Baton Rouge/Capital Region (36.1%) markets accounted for 128.1% of the quarterly loan growth, offset by normal net maturities and payoffs in Business First’s other markets.

●

Stable Credit Quality. Ratios of nonperforming loans compared to loans held for investment and nonperforming assets compared to total assets slightly improved from 0.37% and 0.45%, respectively, at September 30, 2021, to 0.31% and 0.41% at December 31, 2021. The nonperforming asset ratio has decreased from the prior quarter due to asset sales.

●

Banking Center Sale. Business First regularly evaluates its Banking Center network in search of optimization opportunities and closed two Banking Centers during Q4 2021, one in Minden, La, and a second by sale in Oak Grove, La., on October 1, 2021. The Banking Center sale resulted in a pre-tax gain on sale of $492,000.

●

Texas Citizens Bancorp, Inc. Acquisition. On October 20, 2021, Business First executed a definitive agreement to acquire Texas Citizens Bancshares, Inc. (TCBI), the parent bank holding company for Texas Citizens Bank, National Association, based in Pasadena, Tx. As of December 31, 2021, TCBI had consolidated total assets of $547.2 million, loans of $359.0 million, and deposits of $482.8 million.

Financial Condition

December 31, 2021, Compared to September 31, 2021

Loans

Loans held for investment increased $123.4 million, or 4.02% (16.10% annualized), for the quarter ended December 31, 2021. The increase was largely attributable to loan originations in our construction and land and nonfarm, nonresidential real estate portfolios which were $83.7 million and $32.7 million, respectively. Year to date loan growth was 6.63%, inclusive of SBA PPP loans. As of December 31, 2021, SBA PPP loans with an unpaid principal balance of $5.4 million remained outstanding, compared to $8.9 million as of September 30, 2021.

Excluding the net decrease in SBA PPP loans, total loans held for investment increased for the quarter ended December 31, 2021, by 4.18%, or 16.71% annualized. Year to date loan growth was 19.00% excluding SBA PPP loans.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment decreased from 0.45% as of September 30, 2021, to 0.41% as of December 31, 2021. Nonperforming assets as a percentage of total assets decreased from 0.37% as of September 30, 2021, to 0.31% as of December 31, 2021.

Total Shareholders’ Equity

Book value per common share was $21.24 at December 31, 2021, compared to $21.11 at September 30, 2021. On a non-GAAP basis, tangible book value per share was $17.71 at December 31, 2021, compared to $17.53 at September 30, 2021.

December 31, 2021, Compared to December 31, 2020

Loans

Total loans held for investment increased by $198.3 million compared to December 31, 2020, or 6.63%. Excluding SBA PPP loans, loans increased $508.3 million, or 19.00%.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment increased from 0.35% as of December 31, 2020, to 0.41% as of December 31, 2021. Nonperforming assets as a percentage of total assets decreased from 0.48% as of December 31, 2020, to 0.31% as of December 31, 2021, largely due to the sales of nonperforming assets.

Total Shareholders’ Equity

Book value per common share was $21.24 at December 31, 2021, compared to $19.88 at December 31, 2020. On a non-GAAP basis, tangible book value per share was $17.71 at December 31, 2021, compared to $16.80 at December 31, 2020.

Results of Operations

Fourth Quarter 2021 Compared to Third Quarter 2021

Net Income and Diluted Earnings Per Share

For the quarter ended December 31, 2021, net income was $12.1 million, or $0.59 per diluted share, compared to net income of $10.3 million, or $0.50 per diluted share, for the quarter ended September 31, 2021. The increase, $1.8 million and $0.09, respectively, was largely attributable to a $1.1 million increase in pre-tax net interest income and a $455,000 increase in pre-tax gains on sales of securities for the quarter ended December 31, 2021.

On a non-GAAP basis, core net income, which excludes certain income and expenses, for the quarter ended December 31, 2021, was $11.7 million, or $0.57 per diluted share, compared to core net income of $10.9 million, or $0.53 per diluted share, for the quarter ended September 30, 2021. Notable noncore events impacting earnings for the quarter ended December 31, 2021, included $444,000 in gains on sale of securities and a $492,000 gain on sale of the Oak Grove Banking Center within other income, and $266,000 of expenses attributable to acquisition-related expenses, compared to $211,000 in occupancy and bank premises expenses attributable to hurricane damages (primarily related to Ida, 2021), $145,000 in acquisition-related expenses and $392,000 in losses on sales of former premises and equipment within other income, for the quarter ended September 30, 2021.

Interest Income

For the quarter ended December 31, 2021, net interest income totaled $38.3 million and net interest margin and net interest spread were 3.57% and 3.38%, respectively, compared to $37.3 million, 3.71% and 3.51% for the quarter ended September 30, 2021. The average yield on total interest-earning assets was 3.93% for the quarter ended December 31, 2021, compared to 4.14% for the quarter ended September 30, 2021. The increase in interest income was largely attributable to loan growth during the fourth quarter. The average yield on the loan portfolio (excluding SBA PPP loans) was 4.93% for the quarter ended December 31, 2021, compared to 5.11% for the quarter ended September 30, 2021, due to lower-yielding new originations.

Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $1.6 million) were 3.42% and 3.24%, respectively, for the quarter ended December 31, 2021, compared to 3.56% and 3.36% (excluding loan discount accretion of $1.5 million) for the quarter ended September 30, 2021.

Interest Expense

For the quarter ended December 31, 2021, overall cost of funds (which includes noninterest-bearing deposits) decreased by six basis points, from 0.44% to 0.38%, compared to the quarter ended September 30, 2021, due to a combination of increased noninterest deposits and lower yielding interest-bearing deposits.

Other Income

For the quarter ended December 31, 2021, other income was higher by $627,000 compared to the quarter ended September 30, 2021. The increase was largely attributable to increases on gains of securities of $455,000, fees and brokerage commissions of $386,000, gains on sales of other real estate owned of $523,000, and gain on sale of the Oak Grove Banking Center of $492,000, offset by a reduction of other income of $1.3 million.

Other Expenses

For the quarter ended December 31, 2021, other expense decreased by $152,000 compared to the quarter ended September 30, 2021.

Provision for Loan Losses

During the quarter ended December 31, 2021, Business First recorded a provision for loan losses of $1.3 million, compared to $1.1 million for the quarter ended September 30, 2021. The reserve for the quarter ended December 31, 2021, was driven primarily by the improvement in the qualitative factors (attributed to the general economy and energy sector), offset by reserves for new loan growth.

Return on Assets and Equity

Return on average assets and equity, each on an annualized basis, were 1.05% and 11.20%, respectively, for the quarter ended December 31, 2021, compared to 0.95% and 9.47%, respectively, for the quarter ended September 30, 2021.

Fourth Quarter 2021 Compared to Fourth Quarter 2020

Net Income and Diluted Earnings Per Share

For the quarter ended December 31, 2021, net income was $12.1 million, or $0.59 per diluted share, compared to net income of $13.8 million, or $0.67 per diluted share, for the quarter ended December 31, 2020. The decreases in net income and diluted earnings per share were largely attributable to lower interest income related to a reduction of SBA PPP loan fees and discount accretion, as well as the $4.2 million gains on sales of loans under the Main Street Lending Program (Main Street) which occurred in December 2020, offset by the reduction of $2.4 million loss on early extinguishment of Federal Home Loan Bank (FHLB) debt which occurred in December 2020 and a decrease in the provision for loan losses of $834,000.

On a non-GAAP basis, core net income, which excludes certain income and expenses, for the quarter ended December 31, 2021, was $11.7 million, or $0.57 per diluted share, compared to core net income of $14.1 million, or $0.68 per diluted share, for the quarter ended December 31, 2020. Notable noncore events impacting earnings for the quarter ended December 31, 2021, included $444,000 gains on sale of securities and a $492,000 gain on sale of the Oak Grove Banking Center within other income, and $266,000 of expenses attributable to acquisition-related expenses, compared to the incurrence of $568,000 in acquisition-related expenses and $158,000 in gains attributed to former bank premises and equipment in other income for the quarter ended December 31, 2020.

Interest Income

For the quarter ended December 31, 2021, net interest income totaled $38.3 million and net interest margin and net interest spread were 3.57% and 3.38%, respectively, compared to $39.6 million, 4.26% and 4.03% for the quarter ended December 31, 2020. The average yield on the loan portfolio (excluding SBA PPP loans) was 4.93% for the quarter ended December 31, 2021, compared to 5.59% for the quarter ended December 31, 2020. The decrease in interest income was largely attributable to lower fees and interest income from lower SBA PPP loan balances.

Average yield on total interest-earning assets, net interest margin, and net interest spread were negatively impacted for the quarter ended December 31, 2021, by lower yielding loans and securities, offset partially by lower deposit and borrowing costs.

Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $1.6 million) were 3.42% and 3.24%, respectively, for the quarter ended December 31, 2021, compared to 3.99% and 3.75% (excluding loan discount accretion of $2.6 million) for the quarter ended December 31, 2020.

Interest Expense

For the quarter ended December 31, 2021, overall cost of funds (which includes noninterest-bearing deposits) decreased by 15 basis points, from 0.53% to 0.38%, compared to the quarter ended December 31, 2020. The decrease in cost of funds was primarily attributable to an overall reduction in interest rates on deposit offerings and reduction in FHLB advance balances, offset by an increase associated with higher subordinated debt balances.

Other Income

For the quarter ended December 31, 2021, the decrease in other income of $2.6 million was largely attributable to the $4.2 million gains on sales of Main Street loans which occurred during December 2020, offset by an increase in gains on sales of securities of $429,000 and $1.3 million in fees and brokerage commissions, compared to the quarter ended December 31, 2020.

Other Expenses

For the quarter ended December 31, 2021, the decrease in other expense was $187,000 compared to December 31, 2020. Notable changes include a net increase in salaries and employee benefits of $2.4 million, offset by a reduction of other expenses attributable to a reduction of $2.4 million on loss of early extinguishment of FHLB debt.

Provision for Loan Losses

During the quarter ended December 31, 2021, Business First recorded a provision for loan losses of $1.3 million compared to $2.1 million for the quarter ended December 31, 2020. The reserve for the quarter ended December 31, 2020, was impacted by $450,000 in net charge-offs and the impact of the COVID-19 pandemic on the qualitative factors at the time.

Return on Assets and Equity

Return on average assets and return on average equity, each on an annualized basis, were 1.05% and 11.20%, respectively, for the quarter ended December 31, 2021, from 1.37% and 13.86%, respectively, for the quarter ended December 31, 2020.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., (Nasdaq: BFST) through its banking subsidiary b1BANK, has $4.7 billion in assets, $6.2 billion in assets under management through b1BANK’s affiliate Smith Shellnut Wilson, LLC (SSW) (excludes $1.0 billion of b1BANK assets managed by SSW) and operates Banking Centers and Loan Production Offices in markets across Louisiana and the Dallas, Texas area, providing commercial and personal banking products and services. Commercial banking services include commercial loans and letters of credit, working capital lines and equipment financing, and treasury management services. b1BANK was awarded #1 Best-In-State Bank, Louisiana, by Forbes and Statista, and is a three-time recipient of Baton Rouge Business Report’s “Best Places to Work in Baton Rouge.” Visit b1BANK.com for more information.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. “Core” measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). “Tangible” measures adjust common equity by subtracting goodwill, core deposit intangibles, and customer intangibles, net of accumulated amortization. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. Actual results will also be significantly impacted by the effects of the ongoing COVID-19 pandemic, including, among other effects: the impact of the public health crisis; the extent and duration of closures of businesses, including our Banking Centers, vendors and customers; the operation of financial markets; employment levels; market liquidity; the impact of various actions taken in response by the U.S. federal government, the Federal Reserve, other banking regulators, state and local governments; the adequacy of our allowance for loan losses in relation to potential losses in our loan portfolio; and the impact that all of these factors have on our borrowers, other customers, vendors and counterparties. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information

For additional information on Business First and the TCBI merger, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.SEC.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	For the Quarter Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2021	2021	2020

Balance Sheet Ratios

Loans (HFI) to Deposits	78.23%	81.37%	82.71%
Shareholders' Equity to Assets Ratio	9.17%	9.77%	9.85%

Loans Receivable Held for Investment

Commercial (1)	$721,385	$723,077	$886,325
Real Estate:
Construction and Land	548,528	464,808	403,065
Farmland	87,463	85,898	55,883
1-4 Family Residential	467,699	464,462	468,650
Multi-Family Residential	97,508	107,551	95,707
Nonfarm Nonresidential	1,144,426	1,111,771	971,603
Total Real Estate	2,345,624	2,234,490	1,994,908
Consumer and Other (1)	122,599	108,669	110,122
Total Loans (Held for Investment)	$3,189,608	$3,066,236	$2,991,355

Allowance for Loan Losses

Balance, Beginning of Period	$28,146	$26,702	$20,340
Charge-offs – Quarterly	(385)	(81)	(715)
Recoveries – Quarterly	51	378	265
Provision for Loan Losses – Quarterly	1,300	1,147	2,134
Balance, End of Period	$29,112	$28,146	$22,024

Allowance for Loan Losses to Total Loans (HFI)	0.91%	0.92%	0.74%
Net Charge-offs (Recoveries) to Average Total Loans	0.01%	-0.01%	0.01%

Remaining Loan Purchase Discount	$27,573	$29,390	$35,580

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans (2)	$12,868	$12,622	$9,063
Loans Past Due 90 Days or More (2)	222	1,030	1,523
Total Nonperforming Loans	13,090	13,652	10,586
Other Nonperforming Assets:
Other Real Estate Owned	1,427	2,152	9,051
Other Nonperforming Assets	-	675	402
Total Other Nonperforming Assets	1,427	2,827	9,453
Total Nonperforming Assets	$14,517	$16,479	$20,039

Nonperforming Loans to Total Loans (HFI)	0.41%	0.45%	0.35%
Nonperforming Assets to Total Assets	0.31%	0.37%	0.48%

(1) Small Business Administration (SBA) Paycheck Protection Program (PPP) loans accounted for $5.4 million of the commercial portfolio as of December 31, 2021. SBA PPP loans accounted for $9.7 million of the commercial portfolio as of September 30, 2021. SBA PPP loans accounted for $313.9 million and $1.6 million of the commercial and consumer portfolios, respectively, as of December 31, 2020.

(2) Past due and nonaccrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2021	2021	2020	2021	2020

Per Share Data

Basic Earnings per Common Share	$0.59	$0.51	$0.67	$2.54	$1.65
Diluted Earnings per Common Share	0.59	0.50	0.67	2.53	1.64
Dividends per Common Share	0.12	0.12	0.10	0.46	0.40
Book Value per Common Share	21.24	21.11	19.88	21.24	19.88

Average Common Shares Outstanding	20,299,704	20,384,879	20,590,239	20,502,249	18,169,599
Average Diluted Shares Outstanding	20,462,317	20,513,838	20,726,648	20,634,281	18,243,445
End of Period Common Shares Outstanding	20,400,349	20,383,504	20,621,437	20,400,349	20,621,437

Annualized Performance Ratios

Return on Average Assets	1.05%	0.95%	1.37%	1.18%	0.88%
Return on Average Equity	11.20%	9.47%	13.86%	12.25%	8.42%
Net Interest Margin	3.57%	3.71%	4.26%	3.84%	4.06%
Net Interest Spread	3.38%	3.51%	4.03%	3.65%	3.77%
Efficiency Ratio (1)	65.55%	67.73%	60.27%	61.84%	67.75%

Total Quarterly/Year-to-Date Average Assets	$4,584,460	$4,353,885	$4,029,660	$4,403,670	$3,426,120
Total Quarterly/Year-to-Date Average Equity	430,834	435,400	399,332	425,692	356,339

Other Expenses

Salaries and Employee Benefits	$17,355	$16,791	$14,908	$65,825	$57,394
Occupancy and Bank Premises	1,522	1,629	1,525	7,238	5,349
Depreciation and Amortization	793	1,720	1,338	5,792	4,334
Data Processing	2,032	1,994	1,967	8,137	5,506
FDIC Assessment Fees	668	581	595	2,194	1,608
Legal and Other Professional Fees	480	553	626	2,679	2,118
Advertising and Promotions	999	612	645	2,712	1,605
Utilities and Communications	586	678	617	2,475	2,368
Ad Valorem Shares Tax	449	675	850	2,499	2,348
Directors' Fees	207	201	173	790	464
Other Real Estate Owned Expenses and Write-Downs	76	103	132	736	607
Merger and Conversion-Related Expenses	266	145	548	515	3,978
Other	3,982	3,885	5,678	15,469	13,314
Total Other Expenses	$29,415	$29,567	$29,602	$117,061	$100,993

Other Income

Service Charges on Deposit Accounts	$1,800	$1,763	$1,672	$6,813	$5,358
Gain (Loss) on Sales of Securities	444	(11)	15	378	135
Debit Card and ATM Fee Income	1,554	1,532	1,555	6,199	4,320
Bank-Owned Life Insurance Income	367	356	251	1,396	940
Gain on Sales of Loans	3	93	4,413	10,117	4,597
Mortgage Origination Income	169	227	208	866	572
Fees and Brokerage Commission	1,721	1,335	433	5,015	970
Gain (Loss) on Sales of Other Real Estate Owned	(35)	(558)	199	(1,122)	227
Gain (Loss) on Disposal of Other Assets	(9)	14	51	112	(576)
Gain on Sale of Branch	492	-	-	492	-
Pass-Through Income from SBIC Partnerships	555	405	170	2,615	2,538
Other	(86)	1,192	580	2,901	2,483
Total Other Income	$6,975	$6,348	$9,547	$35,782	$21,564

(1) Non-GAAP: Noninterest expense (excluding provision for loan losses) divided by noninterest income plus net interest income less gain/loss on sales of securities.

Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,	September 30,	December 31,
(Dollars in thousands)	2021	2021	2020

Assets

Cash and Due From Banks	$68,375	$81,361	$149,131
Federal Funds Sold	227,044	4,646	174,152
Securities Available for Sale, at Fair Values	1,021,061	1,034,491	640,605
Mortgage Loans Held for Sale	1,200	1,498	969
Loans and Lease Receivable	3,189,608	3,066,236	2,991,355
Allowance for Loan Losses	(29,112)	(28,146)	(22,024)
Net Loans and Lease Receivable	3,160,496	3,038,090	2,969,331
Premises and Equipment, Net	58,155	56,611	58,593
Accrued Interest Receivable	19,597	19,025	23,895
Other Equity Securities	16,619	15,259	12,693
Other Real Estate Owned	1,427	2,152	9,051
Cash Value of Life Insurance	60,380	59,085	45,030
Deferred Taxes, Net	8,822	5,618	5,858
Goodwill	59,894	60,062	53,862
Core Deposit and Customer Intangibles	12,203	12,835	9,734
Other Assets	11,105	14,484	7,456

Total Assets	$4,726,378	$4,405,217	$4,160,360

Liabilities

Deposits
Noninterest-Bearing	$1,291,036	$1,201,791	$1,164,139
Interest-Bearing	2,786,247	2,566,330	2,452,540
Total Deposits	4,077,283	3,768,121	3,616,679

Securities Sold Under Agreements to Repurchase	19,121	27,195	21,825
Fed Funds Purchased	-	16,087	-
Short-Term Borrowings	20	20	5,020
Long-Term Borrowings	-	-	6,000
Subordinated Debt	81,427	81,427	25,000
Subordinated Debt - Trust Preferred Securities	5,000	5,000	5,000
Federal Home Loan Bank Borrowings	82,022	48,002	43,145
Accrued Interest Payable	1,354	1,835	2,499
Other Liabilities	26,783	27,309	25,229

Total Liabilities	4,293,010	3,974,996	3,750,397

Shareholders' Equity

Common Stock	20,400	20,384	20,621
Additional Paid-In Capital	292,271	291,847	299,540
Retained Earnings	121,874	112,243	79,174
Accumulated Other Comprehensive Income	(1,177)	5,747	10,628

Total Shareholders' Equity	433,368	430,221	409,963

Total Liabilities and Shareholders' Equity	$4,726,378	$4,405,217	$4,160,360

Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

		Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2021	2021	2020	2021	2020

Interest Income:
Interest and Fees on Loans	$38,337	$37,900	$41,762	$156,791	$140,459
Interest and Dividends on Securities	3,904	3,598	2,572	13,520	9,121
Interest on Federal Funds Sold and Due From Banks	50	36	53	127	175
Total Interest Income	42,291	41,534	44,387	170,438	149,755

Interest Expense:
Interest on Deposits	2,645	3,060	3,736	12,183	17,562
Interest on Borrowings	1,302	1,180	1,067	4,371	4,547
Total Interest Expense	3,947	4,240	4,803	16,554	22,109

Net Interest Income	38,344	37,294	39,584	153,884	127,646

Provision for Loan Losses:	1,300	1,147	2,134	8,047	11,435

Net Interest Income After Provision for Loan Losses	37,044	36,147	37,450	145,837	116,211

Other Income:
Service Charges on Deposit Accounts	1,800	1,763	1,672	6,813	5,358
Gain (Loss) on Sales of Securities	444	(11)	15	378	135
Gain on Sales of Loans	3	93	4,413	10,117	4,597
Other Income	4,728	4,503	3,447	18,474	11,474
Total Other Income	6,975	6,348	9,547	35,782	21,564

Other Expenses:
Salaries and Employee Benefits	17,355	16,791	14,908	65,825	57,394
Occupancy and Equipment Expense	3,857	3,912	3,373	15,750	11,380
Merger and Conversion-Related Expense	266	145	548	515	3,978
Other Expenses	7,937	8,719	10,773	34,971	28,241
Total Other Expenses	29,415	29,567	29,602	117,061	100,993

Income Before Income Taxes:	14,604	12,928	17,395	64,558	36,782

Provision for Income Taxes:	2,536	2,617	3,561	12,422	6,788

Net Income:	$12,068	$10,311	$13,834	$52,136	$29,994

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average			Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets:
Total Loans (Excluding SBA PPP)	$3,106,477	$38,318	4.93%	$2,948,491	$37,666	5.11%	$2,685,093	$37,509	5.59%
SBA PPP Loans	7,733	19	1.00%	10,150	234	9.24%	365,058	4,253	4.66%
Securities Available for Sale	1,041,437	3,904	1.50%	946,950	3,598	1.52%	603,192	2,572	1.71%
Interest-Bearing Deposit in Other Banks	143,488	50	0.14%	110,472	36	0.13%	61,485	53	0.34%
Total Interest-Earning Assets	4,299,135	42,291	3.93%	4,016,063	41,534	4.14%	3,714,828	44,387	4.78%
Allowance for Loan Losses	(28,379)			(27,409)			(21,020)
Noninterest-Earning Assets	313,704			365,231			335,852
Total Assets	$4,584,460	$42,291		$4,353,885	$41,534		$4,029,660	$44,387

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$2,653,041	$2,645	0.40%	$2,566,766	$3,060	0.48%	$2,313,511	$3,736	0.65%
Subordinated Debt	81,427	1,026	5.04%	81,427	1,026	5.04%	25,000	422	6.75%
Subordinated Debt - Trust Preferred Securities	5,000	42	3.36%	5,000	42	3.36%	5,000	42	3.36%
Advances from Federal Home Loan Bank (FHLB)	83,374	229	1.10%	36,015	106	1.18%	105,640	407	1.54%
Paycheck Protection Program Liquidity Facility (PPPLF)	-	-	0.00%	-	-	0.00%	79,450	70	0.35%
Other Borrowings	25,774	5	0.08%	26,350	6	0.09%	37,605	126	1.34%
Total Interest-Bearing Liabilities	2,848,616	3,947	0.55%	2,715,558	4,240	0.62%	2,566,206	4,803	0.75%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,276,279			$1,172,752			$1,033,593
Other Liabilities	28,731			30,175			30,529
Total Noninterest-Bearing Liabilities	1,305,010			1,202,927			1,064,122
Shareholders' Equity	430,834			435,400			399,332
Total Liabilities and Shareholders' Equity	$4,584,460			$4,353,885			$4,029,660

Net Interest Spread			3.38%			3.51%			4.03%
Net Interest Income		$38,344			$37,294			$39,584
Net Interest Margin			3.57%			3.71%			4.26%

Overall Cost of Funds			0.38%			0.44%			0.53%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Year Ended
	December 31, 2021			December 31, 2020
	Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets:
Total Loans (Excluding SBA PPP)	$2,878,306	$148,638	5.16%	$2,342,034	$131,208	5.60%
SBA PPP Loans	158,714	8,153	5.14%	271,388	9,251	3.41%
Securities Available for Sale	870,282	13,520	1.55%	483,976	9,121	1.88%
Interest-Bearing Deposit in Other Banks	104,471	127	0.12%	48,345	175	0.36%
Total Interest-Earning Assets	4,011,773	170,438	4.25%	3,145,743	149,755	4.76%
Allowance for Loan Losses	(26,132)			(16,540)
Noninterest-Earning Assets	418,029			296,917
Total Assets	$4,403,670	$170,438		$3,426,120	$149,755

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$2,604,825	$12,183	0.47%	$1,978,295	$17,562	0.89%
Subordinated Debt	68,183	3,526	5.17%	25,000	1,688	6.75%
Subordinated Debt - Trust Preferred Securities	5,000	168	3.36%	3,341	121	3.62%
Advances from Federal Home Loan Bank (FHLB)	47,325	554	1.17%	113,999	1,945	1.71%
Paycheck Protection Program Liquidity Facility (PPPLF)	-	-	0.00%	65,857	237	0.36%
Other Borrowings	27,182	123	0.45%	43,286	556	1.28%
Total Interest-Bearing Liabilities	2,752,515	16,554	0.60%	2,229,778	22,109	0.99%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	1,196,970			812,332
Other Liabilities	28,493			27,671
Total Noninterest-Bearing Liabilities	1,225,463			840,003
Shareholders' Equity	425,692			356,339
Total Liabilities and Shareholders' Equity	$4,403,670			$3,426,120

Net Interest Spread			3.65%			3.77%
Net Interest Income		$153,884			$127,646
Net Interest Margin			3.84%			4.06%

Overall Cost of Funds			0.42%			0.73%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2021	2021	2020	2021	2020

Interest Income:
Interest income	$42,291	$41,534	$44,387	$170,438	$149,755
Core interest income	42,291	41,534	44,387	170,438	149,755
Interest Expense:
Interest expense	3,947	4,240	4,803	16,554	22,109
Core interest expense	3,947	4,240	4,803	16,554	22,109
Provision for Loan Losses: (b)
Provision for loan losses	1,300	1,147	2,134	8,047	11,435
Core provision expense	1,300	1,147	2,134	8,047	11,435
Other Income:
Other income	6,975	6,348	9,547	35,782	21,564
(Gains) 1osses on former bank premises and equipment	78	392	(158)	1,010	351
(Gains) 1osses on sale of securities	(444)	11	(15)	(378)	(135)
(Gains) on sale of branch	(492)	-	-	(492)	-
Core other income	6,117	6,751	9,374	35,922	21,780
Other Expense:
Other expense	29,415	29,567	29,602	117,061	100,993
Acquisition-related expenses (2)	(266)	(145)	(568)	(515)	(9,559)
Stock option exercises - excess taxes (founder's grants)	-	-	-	-	(71)
Occupancy and bank premises - hurricane repair	(57)	(211)	-	(1,556)	-
Core other expense	29,092	29,211	29,034	114,990	91,363
Pre-Tax Income: (a)
Pre-tax income	14,604	12,928	17,395	64,558	36,782
(Gains) 1osses on former bank premises and equipment	78	392	(158)	1,010	351
(Gains) 1osses on sale of securities	(444)	11	(15)	(378)	(135)
(Gains) on sale of branch	(492)	-	-	(492)	-
Acquisition-related expenses (2)	266	145	568	515	9,559
Stock option exercises - excess taxes (founder's grants)	-	-	-	-	71
Occupancy and bank premises - hurricane repair	57	211	-	1,556	-
Core pre-tax income	14,069	13,687	17,790	66,769	46,628
Provision for Income Taxes: (1)
Provision for income taxes	2,536	2,617	3,561	12,422	6,788
Tax on (gains) losses on former bank premises and equipment	16	82	(33)	211	74
Tax on (gains) losses on sale of securities	(93)	2	(3)	(79)	(28)
Tax on (gains) on sale of branch	(138)	-	-	(138)	-
Tax on acquisition-related expenses (2)	62	24	120	108	1,727
Tax on stock option exercises (founder's grants)	-	-	-	-	601
Tax on occupancy and bank premises - hurricane repair	12	44	-	326	-
Core provision for income taxes	2,395	2,769	3,645	12,850	9,162
Net Income:
Net income	12,068	10,311	13,834	52,136	29,994
(Gains) losses on former bank premises and equipment, net of tax	62	310	(125)	799	277
(Gains) losses on sale of securities, net of tax	(351)	9	(12)	(299)	(107)
(Gains) on sale of branch	(354)	-	-	(354)	-
Acquisition-related expenses (2), net of tax	204	121	448	407	7,832
Stock option exercises (founder's grants), net of tax	-	-	-	-	(530)
Occupancy and bank premises - hurricane repair, net of tax	45	167	-	1,230	-
Core net income	$11,674	$10,918	$14,145	$53,919	$37,466

Pre-tax, pre-provision earnings (a+b)	$15,904	$14,075	$19,529	$72,605	$48,217
(Gains) losses on former bank premises and equipment	78	392	(158)	1,010	351
(Gains) losses on sale of securities	(444)	11	(15)	(378)	(135)
(Gains) on sale of branch	(492)	-	-	(492)	-
Acquisition-related expenses (2)	266	145	568	515	9,559
Stock option exercises (founder's grants)	-	-	-	-	71
Occupancy and bank premises - hurricane repair	57	211	-	1,556	-
Core pre-tax, pre-provision earnings	$15,369	$14,834	$19,924	$74,816	$58,063

Average Diluted Shares Outstanding	20,462,317	20,513,838	20,726,648	20,634,281	18,243,445

Diluted Earnings Per Share:
Diluted earnings per share	$0.59	$0.50	$0.67	$2.53	$1.64
(Gains) losses on former bank premises and equipment, net of tax	(0.00)	0.01	(0.01)	0.04	0.02
(Gains) losses on sale of securities, net of tax	(0.01)	0.00	-	(0.02)	(0.01)
(Gains) on sale of branch	(0.02)	-	-	(0.02)	-
Acquisition-related expenses (2), net of tax	0.01	0.01	0.02	0.02	0.43
Stock option exercises (founder's grants), net of tax	-	-	-	-	(0.03)
Occupancy and bank premises - hurricane repair, net of tax	0.00	0.01	-	0.06	-
Core diluted earnings per share	$0.57	$0.53	$0.68	$2.61	$2.05

Pre-tax, pre-provision profit diluted earnings per share	$0.78	$0.69	$0.94	$3.52	$2.64
(Gains) losses on former bank premises and equipment	0.00	0.01	(0.01)	0.05	0.02
(Gains) losses on sale of securities	(0.02)	0.00	-	(0.02)	(0.01)
(Gains) on sale of branch	(0.02)	-	-	(0.02)	-
Acquisition-related expenses (2)	0.01	0.01	0.03	0.02	0.52
Stock option exercises (founder's grants)	-	-	-	-	0.00
Occupancy and bank premises - hurricane repair	0.00	0.01	-	0.08	-
Core pre-tax, pre-provision diluted earnings per share	$0.75	$0.72	$0.96	$3.63	$3.17

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21.00% for 2021 and 2020. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2021	2021	2020	2021	2020

Total Quarterly/Year-to-Date Average Assets	$4,584,460	$4,353,885	$4,029,660	$4,403,670	$3,426,120
Total Quarterly/Year-to-Date Average Equity	$430,834	$435,400	$399,332	$425,692	$356,339

Net Income:
Net income	$12,068	$10,311	$13,834	$52,136	$29,994
(Gains) losses on former bank premises and equipment, net of tax	62	310	(125)	799	277
(Gains) losses on sale of securities, net of tax	(351)	9	(12)	(299)	(107)
(Gains) on sale of branch, net of tax	(354)	-	-	(354)	-
Acquisition-related expenses (2), net of tax	204	121	448	407	7,832
Stock option exercises (founder's grants), net of tax	-	-	-	-	(530)
Occupancy and bank premises - hurricane repair, net of tax	45	167	-	1,230	-
Core net income	$11,674	$10,918	$14,145	$53,919	$37,466

Return on average assets	1.05%	0.95%	1.37%	1.18%	0.88%
Core return on average assets	1.02%	1.00%	1.40%	1.22%	1.09%
Return on equity	11.20%	9.47%	13.86%	12.25%	8.42%
Core return on average equity	10.84%	10.03%	14.17%	12.67%	10.51%

Interest Income:
Interest income	$42,291	$41,534	$44,387	$170,438	$149,755
Core interest income	42,291	41,534	44,387	170,438	149,755
Interest Expense:
Interest expense	3,947	4,240	4,803	16,554	22,109
Core interest expense	3,947	4,240	4,803	16,554	22,109
Other Income:
Other income	6,975	6,348	9,547	35,782	21,564
(Gains) losses on former bank premises and equipment	78	392	(158)	1,010	351
(Gains) losses on sale of securities	(444)	11	(15)	(378)	(135)
(Gains) on sale of branch	(492)	-	-	(492)	-
Core other income	6,117	6,751	9,374	35,922	21,780
Other Expense:
Other expense	29,415	29,567	29,602	117,061	100,993
Acquisition-related expenses	(266)	(145)	(568)	(515)	(9,559)
Stock option exercises - excess taxes (founder's grants)	-	-	-	-	(71)
Occupancy and bank premises - hurricane repair	(57)	(211)	-	(1,556)	-
Core other expense	$29,092	$29,211	$29,034	$114,990	$91,363

Efficiency Ratio:
Other expense (a)	$29,415	$29,567	$29,602	$117,061	$100,993
Core other expense (c)	$29,092	$29,211	$29,034	$114,990	$91,363
Net interest and other income (1) (b)	$44,875	$43,653	$49,116	$189,288	$149,075
Core net interest and other income (1) (d)	$44,461	$44,045	$48,958	$189,806	$149,426
Efficiency ratio (a/b)	65.55%	67.73%	60.27%	61.84%	67.75%
Core efficiency ratio (c/d)	65.43%	66.32%	59.30%	60.58%	61.14%

Total Average Interest-Earnings Assets	$4,299,135	$4,016,063	$3,714,828	$4,011,773	$3,145,743

Net Interest Income:
Net interest income	$38,344	$37,294	$39,584	$153,884	$127,646
Loan discount accretion	(1,559)	(1,511)	(2,567)	(7,750)	(6,592)
Net interest income excluding loan discount accretion	$36,785	$35,783	$37,017	$146,134	$121,054

Net interest margin (2)	3.57%	3.71%	4.26%	3.84%	4.06%
Net interest margin excluding loan discount accretion (2)	3.42%	3.56%	3.99%	3.64%	3.85%
Net interest spread	3.38%	3.51%	4.03%	3.65%	3.77%
Net interest spread excluding loan discount accretion	3.24%	3.36%	3.75%	3.45%	3.56%

(1) Excludes gains/losses on sales of securities.
(2) Calculated utilizing a 30/360 day count convention.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	December 31,	September 30,	December 31,
(Dollars in thousands, except per share data)	2021	2021	2020

Total Shareholders' (Common) Equity:
Total shareholders' equity	$433,368	$430,221	$409,963
Goodwill	(59,894)	(60,062)	(53,862)
Core deposit and customer intangible	(12,203)	(12,835)	(9,734)
Total tangible common equity	$361,271	$357,324	$346,367

Total Assets:
Total assets	$4,726,378	$4,405,217	$4,160,360
Goodwill	(59,894)	(60,062)	(53,862)
Core deposit and customer intangible	(12,203)	(12,835)	(9,734)
Total tangible assets	$4,654,281	$4,332,320	$4,096,764

Common shares outstanding	20,400,349	20,383,504	20,621,437

Book value per common share	$21.24	$21.11	$19.88
Tangible book value per common share	$17.71	$17.53	$16.80
Common equity to total assets	9.17%	9.77%	9.85%
Tangible common equity to tangible assets	7.76%	8.25%	8.45%